================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                ASHWORTH, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                ASHWORTH, INC.
                            2791 LOKER AVENUE WEST
                          CARLSBAD, CALIFORNIA 92008
                                (760) 438-6610

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 27, 1998

TO THE STOCKHOLDERS OF ASHWORTH, INC.

  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Ashworth, Inc., a Delaware corporation (the Company), will be held in the Westin Hotel, South Coast Plaza, 686 Anton Boulevard, Costa Mesa, California, on March 27, 1998, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

  1. To elect a director of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2001 and until a successor has been duly elected and qualified.

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  A proxy statement explaining the matters to be acted upon at the meeting is enclosed. Please read it carefully.

  Only holders of record of the $.001 par value Common Stock of the Company at the close of business on January 30, 1998, will be entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

  All stockholders, whether or not they expect to attend the annual meeting of stockholders in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Halina Balys
                                                   Secretary

Carlsbad, California
February 5, 1998

                                ASHWORTH, INC.
                            2791 LOKER AVENUE WEST
                          CARLSBAD, CALIFORNIA 92008
                                (760) 438-6610

                               ----------------
                                PROXY STATEMENT
                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 27, 1998

                              GENERAL INFORMATION

  The enclosed proxy is solicited by and on behalf of the Board of Directors of Ashworth, Inc., a Delaware corporation (the Company), for use at the Company's Annual Meeting of Stockholders to be held in the Westin Hotel, South Coast Plaza, 686 Anton Boulevard, Costa Mesa, California, on March 27, 1998, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof. It is anticipated that this proxy statement and the accompanying proxy will be mailed to the Company's stockholders on or about February 5, 1998. All shares represented by valid proxies will be voted in accordance therewith at the meeting.

THE BOARD OF DIRECTORS URGES EACH STOCKHOLDER TO MARK, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE AS PROMPTLY AS POSSIBLE.

  Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by (i) giving a later dated written revocation of proxy to the Company, or (ii) providing a later dated amended proxy to the Company, or (iii) voting in person at the meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for the reasonable out-of-pocket expenses incurred by them in that connection.

                     SHARES OUTSTANDING AND VOTING RIGHTS

  All voting rights are vested exclusively in the holders of the Company's $.001 par value Common Stock, with each share entitled to one vote. Only stockholders of record at the close of business on January 30, 1998 (the record date), are entitled to notice of and to vote at the meeting or any adjournment thereof. On the record date, the Company had 13,992,395 shares of its $.001 par value Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the meeting, including the election of the director.

  Under Delaware law, unless otherwise provided in the Company's certificate of incorporation or bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The Company's certificate of incorporation and bylaws do not require a greater or lesser vote. Only those votes cast FOR the election of a director or WITHHELD will be counted for purposes of determining the number of votes required to elect the director. Abstentions and broker non-votes will not be counted in the election of a director but will be counted for the purpose of establishing a quorum.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the number and percentage of 13,552,830 issued and outstanding shares of the Company's $.001 par value Common Stock owned beneficially, as of December 31, 1997 by (1) any person who is known to the Company to be, or to claim to be, the beneficial owner of more than 5% of such Common Stock, (2) by each of the directors, (3) each of the executive officers, and (4) all directors and officers as a group. Each person has sole voting power and sole investment powers with respect to the shares. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                          SHARES BENEFICIALLY OWNED
                                      ---------------------------------
                                                                        PERCENT
NAME                                   SHARES   OPTIONS(1)(2)   TOTAL   OWNED(3)
----                                  --------- ------------- --------- --------
                                         (#)         (#)         (#)      (%)
Gerald W. Montiel (4)...............     25,840     835,625     861,465   6.0
Randall L. Herrel, Sr...............      4,000     106,094     110,094     *
John L. Ashworth....................      3,109     190,000     193,109   1.4
John Newman.........................          0      78,000      78,000     *
Mary Montiel........................          0      83,500      83,500     *
Paul Gilbert........................          0       6,500       6,500     *
Andre P. Gambucci...................     32,000      47,500      79,500     *
John M. Hanson, Jr..................          0      37,500      37,500     *
All executive officers and directors
 as a group (7 persons).............     64,949   1,384,719   1,449,668   9.7
J.P. Morgan & Co., Inc (5)..........  1,277,500           0   1,277,500   9.4
Fred Couples (6)....................    693,000     700,000   1,393,000   9.8

--------
 * Less than one percent.

(1) Represents shares of Common Stock which may be acquired pursuant to presently exercisable stock options, including stock options exercisable within 60 days of December 31, 1997.

(2) All of these options have exercise prices which are less than the market price of the Company's Common Stock on December 31, 1997 ($11.00).

(3) For the purpose of computing the percentage of outstanding shares owned by each of the above persons, the shares issuable pursuant to presently exercisable stock options held by such person are deemed to be outstanding and have been added to the shares actually issued and outstanding, at December 31, 1997, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Such options are not deemed to be outstanding for the purpose of computing the percentage owned by any other person, except for all officers and directors as a group.

(4) The options for 835,625 shares include options for 110,000 shares transferred by Mr. Montiel to members of his family in 1997.

(5) J.P. Morgan & Co., Inc., of 60 Wall Street, New York, NY 10260, is the beneficial owner of 1,277,300 shares. It has sole power to vote 1,077,300 of these shares, has no power to vote 200,000 shares, and sole power to dispose of all of them.

(6) Fred Couples, 1851 Alexander Bell Drive, Suite 410, Reston, VA 22091.

                             ELECTION OF DIRECTOR

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ANDRE P. GAMBUCCI AS A DIRECTOR. If elected, Mr. Gambucci will hold office until the annual meeting of stockholders to be held in the year 2001 and until his successor is elected and qualified or his earlier death, resignation or removal. IT IS INTENDED THAT SHARES REPRESENTED BY PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE ELECTION OF MR. GAMBUCCI UNLESS A CONTRARY DIRECTION IS INDICATED. If at the time of the meeting, Mr. Gambucci is unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee, if any, as shall be designated by the Board of Directors.

  None of the directors hold a directorship in any other company having a class of securities registered under the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940, as amended.

                     MEETINGS AND COMMITTEES OF THE BOARD

  During the 1997 fiscal year, the Board of Directors met in person three times and took corporate action twenty-three times by unanimous written consent of the directors in lieu of meetings of the directors. The audit committee composed of Andre P. Gambucci, Chair, and John M. Hanson, Jr., met in person once in fiscal 1997. This committee was formed to oversee the accounting controls for the Company. Pursuant to the requirements of the Company's NASDAQ National Market System agreement, the audit committee consists of a majority of outside directors. During the 1997 fiscal year, the compensation committee, composed of Messrs. Gambucci and Hanson, took action once by unanimous written consent in lieu of a meeting of the committee. This committee recommends to the Board of Directors the compensation for executive officers and, until November 1, 1996, administered the Company's Stock Option Plans. At the present time, the Board of Directors administers the Stock Option Plans.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The Company's directors and executive officers are:

      NAME (AGE)                                       POSITION
      ----------                                       --------
      Gerald W. Montiel (51)       Chairman of the Board
      Randall L. Herrel, Sr. (47)  President and Chief Executive Officer
      John Newman (61)             Vice President--Finance, Chief Financial Officer,
                                    Chief Accounting Officer, and Treasurer
      Mary Montiel (45)            Vice President--Manufacturing
      Paul Gilbert (39)            General Manager, Ashworth U.K., Ltd.
      Andre P. Gambucci (69)       Director
      John M. Hanson, Jr. (57)     Director

  The directors are divided into three classes, each class as nearly equal in number as possible, with an annual election of each class for a term of three years.

  Mr. Gambucci's term expires in 1998. The stockholders are being asked to elect him for an additional three-year term expiring in the year 2001. John Ashworth will not serve as a director following expiration of his term in 1998. No person is being nominated to replace Mr. Ashworth as a director. Mr. Montiel's term expires in 1999, and the terms of Messrs. Hanson and Herrel expire in the year 2000. The directors serve until their terms expire and until their successors are duly elected and qualified or until their death, resignation or removal. The executive officers of the Company are elected at the annual meeting of the Board of Directors and serve at its discretion.

BUSINESS EXPERIENCE

  GERALD W. MONTIEL is a founder of the Company and has been its chairman of the board of directors since the inception of the Company in March 1987. He served as chief executive officer from 1988 to April 1995 and president from the Company's inception to October 1993 and again from January 15, 1996, to December 8, 1996. Mr. Montiel also served as treasurer from October 1989 to December 1991 and chief financial officer from January 1990 to December 1991. Mr. Montiel received a B.S. degree in Business Administration from Colorado State University.

  RANDALL L. HERREL, SR. has been a director, president, and chief executive officer since December 9, 1996. For the two years prior to this, Mr. Herrel served as president and chief operating officer of Quiksilver, Inc., a sports apparel company in Costa Mesa, California. Mr. Herrel joined Quiksilver in June 1989 and also served at various times as chief financial officer, treasurer and secretary. Mr. Herrel holds a B.S. degree in Engineering from Purdue University, an M.S. degree in Engineering from Northrop University and an M.B.A. from Stanford University.

  ANDRE P. GAMBUCCI has been a director of the Company since June 1991. Mr. Gambucci was a senior vice president and director of marketing of Acordia of Colorado, a general insurance agency and insurance brokerage firm in Colorado Springs, Colorado, from 1982 until December 31, 1995, when he retired. He is now a consultant for Acordia National and special assistant to the president of American Specialty Services, an insurance company. Mr. Gambucci received a degree in Political Science from the Colorado College.

  JOHN M. HANSON, JR. has been a director of the Company since April 1994. Mr. Hanson has been a shareholder and officer of John M. Hanson & Company, a professional corporation practicing accounting, from 1968 to the present. Mr. Hanson has a B.S. degree in Business Administration from the University of Denver, and a Masters degree in Taxation from the University of Denver Law School. He is a Certified Public Accountant.

  JOHN NEWMAN has served as chief accounting officer since January 1990 and vice president--finance, treasurer, and chief financial officer since December 1991. He also served as the company's controller from 1988 to January 1990 and secretary from January 1990 until May 1993. Mr. Newman is an English Chartered Certified Accountant and an English Chartered Secretary.

  MARY MONTIEL was elected vice president--manufacturing and design in December 1994 and is currently vice president--manufacturing. She served as production manager from April 1991 until December 1994. Ms. Montiel is the sister of Gerald Montiel, the Company's chairman of the board.

  PAUL GILBERT has been the director of sales and marketing for Ashworth U.K., Ltd., since the subsidiary was founded in September 1993. He was appointed to the position of general manager on November 1, 1996. He was the owner of Golf Wholesale, a distributor of golf apparel and golf clubs for many years prior to September 1993. The Company purchased the goodwill of Golf Wholesale in September 1993.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of the Company's securities with the Securities and Exchange Commission. These persons are required to furnish the Company with information concerning their ownership of the securities and with copies of such filings. During the fiscal year ended October 31, 1997, Fred Couples became the beneficial owner of more than ten percent of the Company's Common Stock. J.P. Morgan & Co., Inc filed a schedule 13G with the Commission on October 31, 1997, stating that it beneficially owned 10.1% of the Company's common stock. However, during the October 1997 quarter, the exercise of stock options increased the number of shares issued and outstanding and, on October 31, 1997, and on December 31, 1997, to the best of the Company's information and belief, no person beneficially owned more than ten percent of the Company's securities. Based solely on a review of such information and the copies of the filings furnished by these persons, the Company believes that all Section 16(a) filing requirements applicable to these persons were complied with during fiscal 1997 on a timely basis.

                            EXECUTIVE COMPENSATION

  The following information sets forth the executive compensation of each of the persons who served as the Company's chief executive officer during fiscal 1997 and each of the four most highly compensated executive officers other than the CEO.

                          SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION              LONG TERM COMPENSATION
                           -------------------              ------------------------
                                                  OTHER       STOCK      LONG TERM
NAME AND                                          ANNUAL      OPTION     INCENTIVE
PRINCIPAL POSITION         YEAR SALARY  BONUS  COMPENSATION   AWARDS      PAYOUTS
------------------         ---- ------- ------ ------------ ----------- ------------
RANDALL L. HERREL, SR.     1997 276,250    -0-       -0-        106,094      50,000
Chief Executive Officer    1996         75,000       -0-        300,000         -0-
(From December 9, 1996)    1995     -0-              -0-            -0-         -0-

GERALD W. MONTIEL          1997 282,474    -0-     5,405          5,625         -0-
Chief Executive Officer    1996 314,483    -0-     5,722        450,000         -0-
(Until December 8, 1996)   1995 315,065    -0-     5,073        300,000         -0-

JOHN L. ASHWORTH           1997 173,671    -0-     3,512          4,922         -0-
Snr. Exec. Vice President  1996 264,668    -0-     2,795        125,000         -0-
                           1995 264,741    -0-     3,385        260,000         -0-

JOHN NEWMAN                1997 148,924    -0-     2,729          3,000         -0-
Vice President--Finance    1996 161,230    -0-     2,551         45,000         -0-
                           1995 160,385    -0-     2,430            -0-         -0-

MARY MONTIEL               1997 148,924    -0-     2,440          3,000         -0-
Vice President--           1996 146,904    -0-     1,043         60,000         -0-
Manufacturing              1995 112,693    -0-       -0-          5,000         -0-

PAUL GILBERT               1997 139,188 56,669       -0-            -0-         -0-
General Manager,           1996 154,380 24,045       -0-          9,000         -0-
Ashworth U.K., Ltd.        1995  79,602 20,556    71,866            -0-         -0-

(Mr. Gilbert's "Other Annual Compensation" relates to commission paid to him for sales of Ashworth products in fiscal year 1995. From fiscal year 1996, his compensation has been based on salary and an annual incentive bonus.)

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                                                                        ANNUAL RATE OF STOCK
                                                                         PRICE APPRECIATION
                                       INDIVIDUAL GRANTS                   FOR OPTION TERM
                         ---------------------------------------------- ---------------------
                                         % OF TOTAL
                                          OPTIONS
                            NUMBER OF    GRANTED TO EXERCISE
                           SECURITIES    EMPLOYEES     OR
                           UNDERLYING    IN FISCAL    BASE   EXPIRATION
NAME                     OPTIONS GRANTED   YEAR      PRICE      DATE          5%        10%
----                     --------------- ---------- -------- ---------- ---------- ----------
                               (#)                   ($/SH)
Gerald W. Montiel.......       5,625         1.3      5.75    07/31/02       8,936     19,746
Randall L. Herrel, Sr...       6,094                  5.75    07/31/02       9,681     21,393
                             100,000(a)     24.9      6.50    12/31/04     264,615    616,666
John L. Ashworth........       4,922         1.2      5.75    07/31/02       7,819     17,278
John Newman.............       3,000         0.7      5.75    07/31/02       4,766     10,531
Mary Montiel............       3,000         0.7      5.75    07/31/02       4,766     10,531
Paul Gilbert............         -0-

--------
(a) These options are not exercisable until January 1, 1999.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                    NUMBER OF SECURITIES  VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                     OPTIONS AT FY-END     OPTIONS AT FY-END
                         SHARES ACQUIRED   VALUE        EXERCISABLE/          EXERCISABLE/
NAME                       ON EXERCISE   REALIZED      UNEXERCISABLE         UNEXERCISABLE
----                     --------------- --------- ---------------------- --------------------
                               (#)          ($)             (#)                   ($)
Gerald W. Montiel.......     170,000       858,108    685,625/150,000      2,113,555/515,625
Randall L. Herrel, Sr...         -0-           -0-     56,094/350,000      222,394/1,328,125
John L. Ashworth........     534,922     1,826,049        190,000/-0-            273,125/-0-
John Newman.............      10,000        35,787         78,000/-0-            215,375/-0-
Mary Montiel............         -0-           -0-      58,500/25,000         169,844/85,938
Paul Gilbert............         -0-           -0-        6,500/2,500           24,344/8,594

REPORT OF REPRICING OPTIONS

  On November 1, 1996, the Board of Directors authorized the repricing and extension of the expiration dates of certain options held by the two outside directors. These options could not be repriced and extended at the time the options of the Company's management were restructured, in fiscal year 1996, due to restrictions in force at that time for formula plans. Those restrictions no longer applied as at November 1, 1996, and the Directors determined that it would be in the best interests of the Company to acknowledge the services provided by the two outside directors, by repricing some of their options at a price below that of the original grant. The exercise price was set at $0.25 above the market price of the Company's common stock at the close of business on October 31, 1996. The following schedule sets forth the repriced and extended options.

  This Report was furnished by the Board of Directors.

                           TEN-YEAR OPTION REPRICING

                                                                          LENGTH OF
                                                                          ORIGINAL
                             NUMBER OF                EXERCISE           OPTION TERM
                            SECURITIES  MARKET PRICE  PRICE AT            REMAINING
                            UNDERLYING    OF STOCK    TIME OF            AT DATE OF
                              OPTIONS    AT TIME OF  REPRICING    NEW     REPRICING
                            REPRICED OR REPRICING OR     OR     EXERCISE     OR
NAME                 DATE    AMENDED     AMENDMENT   AMENDMENT   PRICE    AMENDMENT
----                ------- ----------- ------------ ---------- -------- -----------
                                (#)         ($)         ($)       ($)     (MONTHS)
Andre P. Gambucci   11/1/96    2,500       $6.50       $11.63    $6.75        24
 Director           11/1/96    2,500       $6.50       $10.50    $6.75        27
                    11/1/96    2,500       $6.50       $11.00    $6.75        30
                    11/1/96    2,500       $6.50       $ 9.75    $6.75        33
                    11/1/96    2,500       $6.50       $10.50    $6.75        36
                    11/1/96    2,500       $6.50       $10.50    $6.75        39

John M. Hanson, Jr  11/1/96    2,500       $6.50       $11.00    $6.75        30
 Director           11/1/96    2,500       $6.50       $ 9.75    $6.75        33
                    11/1/96    2,500       $6.50       $10.50    $6.75        36
                    11/1/96    2,500       $6.50       $10.50    $6.75        39

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company each receive annual compensation of $12,000 plus $1,000 and expenses for attendance at each board meeting. Such directors also receive quarterly stock options to purchase shares of the Company's $.001 par value Common Stock for each quarter during which they serve as directors and for each committee on which they serve during each quarter. All directors receive an annual $1,000 apparel allowance. No other arrangement exists pursuant to which any director of the Company was compensated during the Company's last fiscal year for any service provided as a director.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  The Company has executive employment agreements with Gerald W. Montiel and Randall L. Herrel, Sr. Under the terms of the agreement with Mr. Montiel, the Company may terminate the executive's employment without notice, and the executive may terminate his employment upon 90 days notice to the Company. The agreement with Mr. Herrel provides for employment for an initial term of three years through November 30, 1999, with automatic renewal each year unless either party gives to the other six-month written notice of non-renewal. The agreements provide that base salary is to be determined periodically at the discretion of the board of directors on the basis of merit and the Company's financial success and progress. A $50,000 bonus was awarded to Mr. Herrel, payable in January 1998, based on the Company's improved earnings per share in fiscal year 1997. For fiscal year 1998, Mr. Herrel will be paid a bonus based on earnings per share. If the earnings per share are at least $.55 he will be paid a bonus of $75,000. For each $.01 increase in earnings per share over $.55 he will be paid an additional $25,000, to a maximum total bonus of $200,000. The Company agreed to pay the executives an annual bonus equal to the premium due on life insurance policies with a face value of $2,000,000 for Mr. Montiel and $1,000,000 for Mr. Herrel. The Company also pays the premium on a split dollar insurance policy with a face value of $1,000,000 on the life of Mr. Montiel. The agreement with Mr. Montiel includes a noncompete provision following termination of employment for which the Company has agreed to pay the executive compensation based upon a percentage of his then current salary as consideration for the noncompete agreement. The noncompete period is ten years with the noncompete consideration to be an amount equal to 100% of the executive's then current salary for the first year and 40% of such salary for the next nine years. In the event of the executive's death during employment with the Company, his beneficiary or estate will receive an amount equal to the noncompete consideration. The agreement with Mr. Herrel includes severance payments upon termination of employment under specific circumstances, such payments ranging from one-half to two times his then annual base salary. John Ashworth resigned as a vice president and elected to terminate his employee relationship with the Company in June 1997. His contract has a ten year noncompete agreement which provides for payment of the equivalent of full salary for the first year following termination of employment, and 40% of the first year amount in each of the following nine years. Mr. Ashworth received the first year payment in June 1997. The Company has key person life insurance payable to the Company on the life of Mr. Montiel in the amount of $2,000,000.

BOARD COMPENSATION COMMITTEE REPORT

  The members of the Compensation Committee of the Board of Directors during fiscal 1997 included Andre Gambucci and John M. Hanson, Jr. Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies intended to attract, retain, and stimulate the performance of the Company's executive officers, provide such officers the opportunity to acquire a proprietary interest in the Company and an increased personal interest in the profitability of the Company, and thus stockholders' value, and provide competitive levels of long-term compensation for such officers. The criteria for determining a specific officer's compensation includes length of employment or previous experience, level of responsibility, contribution to the overall success of the Company, and individual performance with respect to achievement of the Company's goals. The goals, which include individual, department, and Company goals, are set at the beginning of each fiscal year and reviewed quarterly. The goals include sales, market share, quality control, production, inventory, and earnings per share. In reviewing management performance and compensation, the Committee also considers management's commitment and expected contribution to the long-term success of the Company through expansion of its international as well as domestic market, development of new products, and operational improvements. Compensation of the executive officers includes a base salary and annual and long-term incentive compensation consisting primarily of stock options.

  The compensation for the Company's chief executive officer is primarily based upon the rate of the Company's growth from year to year in terms of sales, expenses, and earnings per share.

  This report was furnished by Mr. Gambucci and Mr. Hanson.

PERFORMANCE GRAPH

  Set forth below is a line graph provided by R.R. Donnelly Financial, Los Angeles, California and prepared for them by Media General, comparing the yearly percentage change in the Company's cumulative total shareholder returns on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U. S. Companies) and the Stocks of Companies in the same Standard Industrial Classification as the Company (SIC 2300-2399).





               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG ASHWORTH, INC., INDUSTRY INDEX AND BROAD MARKET

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          INDUSTRY       BROAD
(Fiscal Year Covered)       ASHWORTH, INC.   INDEX         MARKET
-------------------         -------------  ---------     ----------
Measurement Pt-  1992        $100.00        $100.00      $100.00
FYE   1993                   $232.50        $116.60      $131.23
FYE   1994                   $210.00        $ 92.49      $139.52
FYE   1995                   $135.00        $ 90.76      $165.50
FYE   1996                   $130.00        $ 98.09      $194.35
FYE   1997                   $198.75        $104.10      $254.71

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

  John Ashworth resigned as senior executive vice president and terminated his employment with the Company in June 1997 and commenced receiving payment from the Company under the terms of his employment agreement. The agreement provides that Mr. Ashworth will receive payment of $262,500 (his agreement salary) in the first year and forty percent of that amount in each of the next nine years for not competing with the Company. At the time of his resignation, Mr. Ashworth entered into an agreement to provide consulting services to the Company for no more than 80 days a year during the term of the noncompete arrangement.

  Carol Kettela, sister of Gerald Montiel and Mary Montiel, has resigned from her position as the Company's human resources manager. During fiscal year 1997, Ms. Kettela was paid salary and severance pay totaling $58,484. On October 16, 1997, Ms. Kettela exercised an option for 2,181 shares of Ashworth Common Stock and received a benefit of $9,516. Ms. Kettela had been employed by the Company since April 1992, initially in the position of administrative assistant to the chief executive officer. She was the human resources manager from January 1996 to May 1997.

  David Kettela, brother-in-law of Gerald Montiel and husband of Carol Kettela, has resigned from his position as the Company's outlet stores operations manager. During fiscal year 1997, Mr. Kettela was paid salary and severance pay totalling $65,987. On October 16, 1997, Mr. Kettela exercised an option for 2,359 shares of Ashworth Common Stock and received a benefit of $10,137. Mr. Kettela had been employed by the Company since January 25, 1993 serving in various positions. He was the Company's outlet stores operations manager from March 1994 to May 1997.

  Eric Montiel, son of Gerald Montiel, has resigned from his position as the Company's Excess Resource Materials Manager, effective January 30, 1998. In the year ended October 31, 1997, he earned a salary of $58,173 and his annual salary at the time of his resignation was $70,000. During the fiscal year 1997, Mr. Montiel exercised options for 6,172 shares of Ashworth Common Stock and received a benefit of $20,103. Mr. Montiel has been an employee or sales representative of the Company from time to time since May 1991, his most recent employment period commencing January 1996.

  Mary Montiel, sister of Gerald Montiel, is an executive officer and employee of the Company. Her compensation is set forth above under Executive Compensation. She is currently receiving an annual salary of $160,000. Ms. Montiel has been an employee of the Company serving in various positions since April 16, 1992. She served as production manager from April 1992 until December 1994, vice president of manufacturing and design until May 1997, and vice president of manufacturing since that date.

  Michelle Zafiropoulos, daughter of Gerald Montiel, is an employee of the Company. She is currently responsible for the development and management of the Company's new concept store in Costa Mesa, California. She is also responsible for developing lifestyle products which will be sold through the Company's concept store and, eventually, through current distribution channels. Previously Ms. Zafiropoulos was employed in the Company's Design and Product Development Department as a design manager. In the year ended October 31, 1997, she had earned a salary of $67,481 and is currently receiving an annual salary of $85,000. During the fiscal year 1997, Ms. Zafiropoulos exercised options for 6,859 shares of Ashworth Common Stock and received a benefit of $32,528. Ms. Zafiropoulos has been an employee of the Company since March 18, 1991, except for a brief period from April 28, 1995 to January 1, 1996.

  Hank Ashworth, brother of John Ashworth, is a sales representative of the Company. Hank and a partner are independent contractors who operate under the name of C & A Enterprises. During the year ended October 31, 1997, C & A Enterprises earned $254,976 in sales commissions from the Company. Mr. Ashworth earned $18,160 in sales commission before he and his partner formed C & A Enterprises.

  Laura Gambucci, daughter of Mr. Gambucci, is an employee in the Company's Design and Product Development Department as a Design Manager. In the year ended October 31, 1997, she earned a salary of $78,185 and is currently receiving an annual salary of $86,250. Ms. Gambucci has been an employee of the Company since November 6, 1989.

  The Company has a promotion agreement with Fred Couples. Effective February 1997, Mr. Couples contract was amended so that, from that date, he would provide his services to the Company as an employee rather than as independent contractor. The agreement requires Mr. Couples' exclusive endorsement and promotion of Ashworth products during his lifetime. The Company has agreed to compensate Mr. Couples for such services, the present value of which compensation is approximately $5,300,000. In addition, the Company has granted to Mr. Couples the right to receive options to purchase the Company's Common Stock upon his performance of specified services, including his participation in PGA tournaments. The exercise price of the options will be the fair market value of the Company's Common Stock at the time the options are granted, and the options will be exercisable for a period of seven years. The Company has also made certain price guaranties with respect to the options. On September 21, 1997, the Company loaned Mr. Couples $843,750 to purchase, from the Company, 150,000 shares of Ashworth Common Stock pursuant to a stock option that had been granted to him in 1996. The note is secured by 150,000 shares of Ashworth, Inc Common Stock, the certificate for which is held by the Company. The note is to be repaid in March 1998 with interest at 8% per annum. Mr. Couples owns of record or beneficially more than 5% of the Company's Common Stock.

                       SELECTION OF INDEPENDENT AUDITORS

  The independent public accounting firm of KPMG Peat Marwick LLP audited the financial statements of the Company for the period ended October 31, 1997. The Board of Directors has appointed KPMG Peat Marwick LLP as the Company's independent public accounting firm to audit the financial statements for the period ending October 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the stockholders' meeting and available to respond to appropriate questions.

                                OTHER BUSINESS

  As of the date of this proxy statement, management of the Company was not aware of any other matter to be presented at the meeting other than as set forth herein. However, if any other matters are properly brought before the meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. An affirmative vote of a majority of shares present in person or represented by proxy at the meeting is necessary to approve any such matters.

                                 ANNUAL REPORT

  The Company's Annual Report for the fiscal year ended October 31, 1997, accompanies this proxy statement. The audited financial statements of the Company are included in such Annual Report. Copies of the Form 10-K for the fiscal year ended October 31, 1997 and the exhibits thereto are available from the Company upon written request of a stockholder and payment of the Company's out- of-pocket expenses.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                FOR THE ANNUAL MEETING TO BE HELD IN MARCH 1999

  Any proposal from a stockholder intended to be presented at the Company's Annual Meeting of Stockholders to be held in March 1999, must be received at the offices of the Company, 2791 Loker Avenue West, Carlsbad, California 92008, no later than October 24, 1998, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ HALINA BALYS

                                            HALINA BALYS
                                            Secretary
Carlsbad, California February 5, 1998

PROXY                            ASHWORTH, INC.                            PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Gerald W. Montiel and John Newman as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Ashworth, Inc., held by the undersigned on February 14, 1998, at the Annual Meeting of Stockholders to be held on March 27, 1998, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

1. ELECT A DIRECTOR to serve until the Annual Meeting of Stockholders to be held in the year 2001 and until a successor has been duly elected and qualified.

  [_] FOR ANDRE P. GAMBUCCI       [_] WITHHOLD AUTHORITY TO VOTE
                                      FOR ANDRE P. GAMBUCCI

2. TRANSACT such other business as may properly come before the meeting or any adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ANDRE P. GAMBUCCI AS A DIRECTOR.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR
    DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS TO THE UNDERSIGNED.

                                             The undersigned hereby
                                             acknowledges receipt of the
                                             Notice of Annual Meeting of
                                             Stockholders and Proxy Statement
                                             furnished herewith.

                                             DATE:                 , 1998, 1998

                                             ----------------------------------
                                               SIGNATURE(S) OF STOCKHOLDER(S)

                                             SIGNATURE SHOULD AGREE WITH THE
                                             NAME(S) PRINTED HEREON.
                                             EXECUTORS, ADMINISTRATORS,
                                             TRUSTEES, GUARDIANS AND ATTORNEYS
                                             SHOULD SO INDICATE WHEN SIGNING.
                                             ATTORNEYS SHOULD SUBMIT POWERS OF
                                             ATTORNEY.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING, OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.